As filed with the Securities and Exchange Commission on August 9, 2022

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BAUSCH HEALTH COMPANIES INC.

(Exact Name of Registrant as Specified in Its Charter)

British Columbia, Canada (State or Other Jurisdiction of Incorporation or Organization)	98-0448205 (I.R.S. Employer Identification No.)

2150 St. Elzéar Blvd. West Laval, Quebec Canada, H7L 4A8 (514) 744-6792 (Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

BAUSCH HEALTH COMPANIES INC.
AMENDED AND RESTATED 2014 OMNIBUS INCENTIVE PLAN
(Full Title of the Plan)

Tom G. Vadaketh

Executive Vice President, Chief Financial Officer
Bausch Health Companies Inc.

c/o Bausch Health US, LLC
400 Somerset Corporate Blvd.
Bridgewater, NJ 08807
(866) 246-8245

(Name, address and telephone number,
including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement has been prepared and filed pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of registering an additional 11,500,000 Common Shares, no par value (“Common Shares”), of Bausch Health Companies Inc. (the “Company” or “Registrant”) that are issuable at any time or from time to time under the Bausch Health Companies Inc. Amended and Restated 2014 Omnibus Incentive Plan, as amended and restated effective as of June 21, 2022 (the “Plan”), and any additional Common Shares that become issuable under the Plan by reason of any stock dividend, stock split, or other similar transaction pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”).

Pursuant to General Instruction E, the contents of the Registration Statements on Form S-8 filed for the Plan with the Securities and Exchange Commission (the “Commission”) on May 21, 2014 (Registration No. 333-196120), August 10, 2018 (Registration No. 333-226786) and May 7, 2020 (Registration No. 333-226786), including the documents incorporated by reference therein, are incorporated by reference into this Registration Statement on Form S-8 (this “Registration Statement”), except as supplemented by the information set forth below.

PART I

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of the Form S-8 instructions. The document containing the information specified in Part I will be delivered to the participants in the Plan as required by Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents previously filed with the Commission are incorporated herein by reference:

(a)   The Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Commission on February 23, 2022 (Registration No. 001-14956)(except for the information set forth in Items 7 and 15(a)(1) thereof).

(b) The Company’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2022, filed with the Commission on May 10, 2022 and for the quarter ended June 30, 2022, filed with the Commission on August 9, 2022.

(c) The Company’s Current Reports on Form 8-K filed on January 13, 2022 (except with respect to Item 7.01), January 18, 2022, January 27, 2022, February 10, 2022 (except with respect to Item 7.01), March 31, 2022, April 4, 2022, April 28, 2022 (except with respect to Item 2.02), May 10, 2022, May 11, 2022, May 31, 2022, June 3, 2022, June 24, 2022, June 24, 2022 and July 29, 2022.

(d)  The description of the Common Shares contained in the Company’s Registration Statement on Form 8-A12B/A filed with the Commission on May 20, 2014 and any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein), modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 8. Exhibits

Exhibit Number
4.1	Certificate of Continuation, dated August 9, 2013, originally filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on August 13, 2013*
4.2	Notice of Articles of Bausch Health Companies Inc., as of July 16, 2018, filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on July 16, 2018*
4.3	Articles of the Company, as of July 13, 2018 and dated August 8, 2013, filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on July 16, 2018*
5.1	Opinion of Osler, Hoskin & Harcourt LLP
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Osler, Hoskin & Harcourt LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature pages of this Registration Statement)
99.1	Bausch Health Companies Inc. Amended and Restated 2014 Omnibus Incentive Plan, amended and restated effective as of June 21, 2022
107	Calculation of filing fee table

*Incorporated herein by reference

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the United States, in the township of Bridgewater, State of New Jersey, on August 9, 2022.

BAUSCH HEALTH COMPANIES INC.

By:	/s/ Thomas J. Appio
Thomas J. Appio
Chief Executive Officer
(Principal Executive Officer)

BAUSCH HEALTH US, LLC, as Authorized Representative in the United States

By:	/s/ Tom G. Vadaketh
Tom G. Vadaketh
Executive Vice President, Chief Financial Officer on behalf of Bausch Health US, LLC

POWER OF ATTORNEY

The undersigned directors and officers of Bausch Health Companies Inc. hereby appoint each of Thomas J. Appio and Tom Vadaketh as attorneys-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-8 (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933) and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Thomas J. Appio	Chief Executive Officer and Director (Principal Executive Officer)	August 9, 2022
Thomas J. Appio
/s/ Tom G. Vadaketh	Executive Vice President, Chief Financial Officer (Principal Financial Officer)	August 9, 2022
Tom G. Vadaketh
/s/ John S. Barresi	Senior Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	August 9, 2022
John S. Barresi

/s/ John A. Paulson	Chairman of the Board	August 9, 2022
John A. Paulson

/s/ Richard U. De Schutter	Director	August 9, 2022
Richard U. De Schutter

/s/ Brett Icahn	Director	August 9, 2022
Brett Icahn

/s/ Dr. Argeris N. Karabelas	Director	August 9, 2022
Dr. Argeris N. Karabelas

/s/ Sarah B. Kavanagh	Director	August 9, 2022
Sarah B. Kavanagh

/s/ Steven D. Miller	Director	August 9, 2022
Steven D. Miller

/s/ Dr. Richard C. Mulligan	Director	August 9, 2022
Dr. Richard C. Mulligan

/s/ Robert N. Power	Director	August 9, 2022
Robert N. Power

/s/ Russel C. Robertson	Director	August 9, 2022
Russel C. Robertson

/s/ Thomas W. Ross, Sr.	Director	August 9, 2022
Thomas W. Ross, Sr.

/s/ Amy B. Wechsler, M.D.	Director	August 9, 2022
Amy B. Wechsler, M.D.